SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 23, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information required by this Item 3.01 is included in Item 8.01 and incorporated by reference herein.

Item 4.01.              Changes in Registrant’s Certifying Accountants.

The information required by this Item 4.01 is included in Item 8.01 and incorporated by reference herein.

Item 8.01.              Other Events.

On July 28, 2005, Security Capital Corporation (the “Company”) announced that the Audit Committee of the Board of Directors has engaged McGladrey & Pullen, LLP (“McGladrey”), an independent registered public accounting firm, to audit and report on the financial statements of the Company for the fiscal year ended December 31, 2005 and to perform a review of the Company’s interim financial information for the 2005 first, second and third quarters.  The Company’s engagement of McGladrey was effective on July 25, 2005.

Prior to the engagement of McGladrey, the Company had not consulted with McGladrey during its two most recent fiscal years and the subsequent interim period from January 1 to July 25, 2005 on any matter regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (b) any matter that was the subject of either a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company also announced on July 28, 2005 that, on July 22, 2005, it notified the American Stock Exchange (the “AMEX”) that it will be unable to file its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) by July 29, 2005, as the Company had previously reported.  The further delay in the filing of the First Quarter Form 10-Q is due, in part, to the necessary time needed in order for McGladrey to review of the Company’s financial statements.  The Company informed the AMEX that it currently expects that it will be in a position to file the First Quarter Form 10-Q by August 31, 2005.  As a result of the delayed filing of the First Quarter Form 10-Q, the Company will not be able to timely file its Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter Form 10-Q”) and has informed the AMEX that it currently expects to be in a position to file the Second Quarter Form 10-Q by September 15, 2005.  The Company also announced that it currently expects to announce estimated operating results for the second quarter of 2005 by August 15, 2005.

As noted in the letter which the Company received from the AMEX on May 23, 2005, due to the Company’s failure to timely file its Form 10-K for the fiscal year ended December 31, 2004, which was subsequently filed on June 28, 2005 (the "2004 Form 10-K"), and the First Quarter Form 10-Q, as required pursuant to Section 1101 of the Company Guide (the “Company Guide”), the Company is not in compliance with the continued listing standards of the AMEX.  In addition, the Company’s failure to timely file each of the 2004 Form 10-K and the First Quarter Form 10-Q is a material violation of the Company’s listing agreement with the AMEX and, therefore, pursuant to Section 1003(d) of the Company Guide, the Company’s securities are subject to suspension and delisting from the AMEX.  As also noted in the May 23, 2005 letter from the AMEX, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press Release of Security Capital Corporation, dated July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
	Name:	William R. Schlueter
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated July 28, 2005.